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                                                                    EXHIBIT 10.4


           CAPITAL CONTRIBUTION, ASSIGNMENT AND ASSUMPTION AGREEMENT


         THIS CAPITAL CONTRIBUTION, ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is entered into as of the 4th day of September, 1997, by and between Mid-America Dairymen, Inc., a Kansas cooperative marketing association ("Transferor"), and Southern Foods Group, L.P., a Delaware limited partnership (the "Partnership"). Defined terms used but not defined in this Agreement shall have the meaning ascribed thereto in the Second Amended and Restated Agreement of Limited Partnership of the Partnership dated as of September 3, 1997.

         WHEREAS, Transferor wishes to contribute to the Partnership, as a capital contribution (the "Meadow Gold Dairies Contribution"), certain assets acquired and held by Transferor as more fully described on Exhibit "A" hereto (the "Assets"), relating to the dairy business of Borden/Meadow Gold Dairies Holdings, Inc. ("Holdings") and its subsidiaries (other than the assets of Borden/Meadow Gold Dairies, Inc. and Borden/Meadow Gold Dairies Investments, Inc.) (the "Business"), subject to the assumption by the Partnership of all liabilities and obligations of Transferor associated therewith, in exchange for the issuance to Transferor of Series B 10% Payment-in-Kind Preferred Limited Partner Interests (the "Series B Preferred Interests"); and

         WHEREAS, the parties agree that the Transferor's contribution to the capital of the Partnership is being made in exchange for the issuance of Series B Preferred Interests in the original stated amount of $90,000,000; and

         WHEREAS, Transferor and the Partnership wish to execute and deliver this instrument for the purpose of (i) transferring to and vesting in the Partnership all of Transferor's right, title and interest in and to the Business and all of the Assets generally, (ii) confirming the assignment by Transferor and the assumption by the Partnership of the liabilities associated with the Business and the Assets, and (iii) documenting the issuance of Series B Preferred Interests in exchange for the transfer of the Assets and the assumption of the liabilities associated therewith;

         NOW, THEREFORE, the parties hereto agree as follows:

         1.      Assignment of Assets.

                 (a) Transferor does hereby convey, transfer, assign, set over to and vest in the Partnership, its successors and assigns forever as of 3:00 p.m. on September 4, 1997 (the "Effective Time"), all of Transferor's right, title and interest, legal or equitable, in, to and under the Assets.

                 (b) The contribution of the Assets by Transferor to the Partnership is intended to constitute a contribution of property by Transferor to the Partnership in exchange for an interest in the Partnership in accordance with the provisions of Section 721 of the Internal



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         Revenue Code of 1986, as amended.  To the extent that any contract, agreement, instrument, arrangement, lease, sublease, permit, license, certificate, chose in action, indenture, purchase order, and other commitment, oral or written, transferred to the Partnership pursuant to the foregoing provisions of this Section 1 (the "Contracts") shall be unassignable, this Agreement shall not constitute an assignment thereof and to the extent that the assignment of any such Contract shall require the consent of another party thereto or any governmental agency, this Agreement shall not constitute an assignment of the same, unless or until such consent is obtained, if an attempted assignment without such consent of such other party or governmental agency would constitute a breach thereof, or a violation of law or regulations thereunder or in any material way affect the rights of Transferor thereunder. If such consent is not obtained where an attempted assignment without consent would be ineffective or would affect Transferor's rights thereunder so that the Partnership would not in its reasonable judgment receive all such rights, Transferor shall cooperate with the Partnership in any reasonable arrangement designed to provide for the Partnership, and its successors and assigns, the benefits under any such Contract which is not assigned hereby without such arrangement causing a breach or violation thereof. Notwithstanding the preceding, this Agreement constitutes (i) an assignment as between Transferor and the Partnership of all of Transferor's right, title and interest in and to all Contracts and
         (ii) the consent of Transferor to substitute the Partnership in the place of Transferor on all such Contracts. In addition, in the event Transferor is unable to secure a novation of any Contract as of the date hereof, Transferor hereby sells, assigns, transfers and delivers to the Partnership all of Transferor's benefits under any agreements constituting the Contracts including, but not limited to, all payments due Transferor under such agreements after the date hereof.

         2. Assumption of Liabilities. The Partnership, for itself, its successors and assigns, does hereby assume the transfer to it of, and agrees to perform according to their terms and comply with, all of the liabilities, claims, duties, costs, expenses, indebtedness and obligations, known and unknown, whether absolute, accrued, contingent or otherwise, of every kind and description, to the extent relating to, associated with or arising out of the Assets or the Business or the conduct thereof as of the Effective Time (the "Liabilities"), including, without limitation, the following:

                 (a) all liabilities, obligations and indebtedness under the terms of that certain $250,000,000 Credit Agreement dated as of September 4, 1997 between Transferor and The Chase Manhattan Bank, as administrative agent and the lenders named therein, providing for Term Loans in an aggregate principal amount of $190 million and a Revolving Credit Facility in an aggregate principal amount of up to $60 million (the "Credit Agreement") and the related mortgages, deeds of trust, security agreements, financing statements, and other collateral documents provided for in the Credit Agreement;

                 (b) all liabilities and obligations under or in connection with the Assets;

                 (c) all liabilities and obligations under or in connection with unfulfilled purchase orders or sales commitments of the Business existing as of the Effective Time;





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                 (d)      all liabilities and obligations under or in
         connection with the returns of products sold as part of the Business as of the Effective Time;

                 (e) All liabilities of the Business under the terms of that certain Compliance Agreement in Lieu of Debarment dated October 18, 1996, among Borden, Inc., Borden/Meadow Gold Dairies, Inc. and the Food and Consumer Service of the United States Department of Agriculture; and

                 (f) all liabilities and obligations relating to litigation identified in Schedule L-1.

Notwithstanding the foregoing, the Liabilities shall not include any liabilities and obligations of Transferor or its subsidiaries or affiliates that are not related to the Assets or the Business. Liabilities that are non-recourse according to their terms or that are non-recourse to the Transferor remain non-recourse against the Partnership.

         Notwithstanding anything contained in this Agreement to the contrary, the Partnership acknowledges and agrees that its assumption of the liabilities, obligations and indebtedness of Transferor under the terms of the Credit Agreement and the collateral documents provided for therein shall be absolute and unconditional whether or not the Credit Agreement or any collateral documents provided for therein are legal, valid and binding obligations of Transferor. The Partnership's liability under the Credit Agreement is solely against the assets of the Partnership, and no Partner shall have any personal liability for the payment of indebtedness owed under the Credit Agreement.

         3. Other Agreements Evidencing the Meadow Gold Dairies Contribution. Transferor and the Partnership acknowledge that certain other documents between them, specifically those listed on Exhibit "B" to this Agreement (the "Other Documents"), also transfer assets or liabilities relating to the Business and are a part of the Meadow Gold Dairies Contribution.

         4. Series B Preferred Interests. At the time the assignment of the Assets to the Partnership becomes effective pursuant to the provisions hereof, Transferor shall receive NINETY MILLION DOLLARS ($90,000,000) in stated amount of Series B Preferred Interests in the Partnership, and in recognition thereof, Transferor's Capital Account with respect to the Series B Preferred Interests shall be credited with the sum of NINETY MILLION DOLLARS ($90,000,000).

         5. Further Measures. Transferor, for itself, its successors and assigns, hereby covenants that, from time to time after the delivery of this instrument, at the Partnership's request and without further consideration, Transferor will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all and every such further acts, conveyances, transfers, assignments, powers of attorney and assurances as the Partnership reasonably may require more effectively to convey, transfer to and vest in the Partnership, and to put the Partnership in possession of, any of
the Assets.   Without in any way limiting the generality of the covenants provided for in the immediately preceding sentence, Transferor hereby agrees to promptly transfer and convey to the defined benefit plan established by the Partnership for the employees of the Business, all assets if





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any, received by Transferor from Borden, Inc. relating to employees of the
Business who were participants in the Borden Employees' Retirement Income Plan and shall request that the trustees of the Borden Retirement Savings Plan, the Borden Union Savings Plan and the Borden Associate Savings Plan (collectively, "the Savings Plans") to transfer to the trustees of the defined contribution plan established by the Partnership for the employees of the Business the following amount: (a) the full account balances of all employees of the Business, whose account balances shall be accredited with appropriate earnings and contributions if any, attributable to the period ending on the close of business on the day immediately preceding the date hereof, plus (b) earnings on such account balances attributable to the period from the date hereof to the Transfer Date (as defined in that certain Stock Purchase and Merger Agreement dated as of May 22, 1997, among Transferor, Borden/Meadow Gold Dairies Holdings, Inc., and BDH Two and Borden, Inc.), reduced by (c) any benefit or with withdrawal payments in respect of the employees of the Business prior to
the Transfer Date.   The Partnership, for itself, its successors and assigns,
hereby covenants that, from time to time after the delivery of this instrument, at Transferor's request and without further consideration, the Partnership will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged, and delivered, all and every such further acts, conveyances, transfers, assignments, powers of attorney and assurances as Transferor reasonably may require more effectively to convey, transfer to and vest in the Partnership the Assets.

         6. Warranties. Transferor and the Partnership each represents and warrants to the other that the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate or partnership action on its part and that this Agreement has been duly executed and delivered by it and constitutes the valid and binding agreement of it in accordance with its terms. ALL SALES, TRANSFERS, CONVEYANCES, ASSIGNMENTS AND DELIVERIES MADE OR TO BE MADE HEREUNDER WILL BE MADE WITHOUT REPRESENTATION OR WARRANTY (EXCEPT AS SET FORTH IN THIS PARAGRAPH 6) OF ANY KIND (INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY OF TITLE). ALL ASSETS, RIGHTS AND BUSINESS SOLD, TRANSFERRED, CONVEYED, ASSIGNED AND DELIVERED HEREUNDER ARE SOLD, TRANSFERRED, CONVEYED, ASSIGNED AND DELIVERED "AS IS,"AND TRANSFEROR AND THE PARTNERSHIP EACH EXPRESSLY DISCLAIMS ANY WARRANTIES OF CONDITION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE. This Agreement is made, however, with full rights of substitution and subrogation of the Partnership in, to and under all covenants, warranties and other rights of indemnification by others heretofore given or made with respect to any of the Assets, subject to Paragraph 1(b). Each party hereto hereby waives compliance with the bulk sales law or any similar law in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.

         7. Sales Taxes and Recording Fees. The parties agree that the Partnership shall pay all sales, use and similar taxes arising out of the sales, transfers, conveyances, assignments and deliveries made or to be made hereunder, and shall pay all documentary, filing and recording fees required in connection therewith.





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         8.      Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

         9. Severability. If any provision of this Agreement or the application of such provision shall be held by a court of competent jurisdiction to be unenforceable, the remaining provisions of this Agreement shall remain in full force and effect.

         10. Captions. The captions herein are for convenience only and shall not be considered a part of this Agreement for any purpose, including, without limitation, the construction or interpretation of any provision hereof.

         11. GOVERNING LAW. THIS AGREEMENT SHALL BE CONTROLLED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

         IN WITNESS WHEREOF, each of the parties has caused this instrument to be signed on its behalf by a duly authorized officer as of the date first written above.


                                         MID-AMERICA DAIRYMEN, INC.


                                         By:   /s/ GERALD L. BOS
                                            ----------------------------------
                                            Its:   CFO
                                                ------------------------------



                                         SOUTHERN FOODS GROUP, L.P.

                                         By: SFG Management Limited Liability
                                             Company, General Partner


                                             By:   /s/ PETE SCHENKEL
                                                ------------------------------

                                                Its:   President
                                                    --------------------------





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        This Agreement is being executed by Pete Schenkel for the purpose of consenting to the issuance of $90 million in stated amount of Series B 10% Payment-in-Kind Preferred Limited Partner Interests in the Partnership to the Transferor as a Preferred Limited Partner holding such Preferred Limited Partner Interests.


                                   /s/ PETE SCHENKEL
                                  --------------------------------------------
                                  Pete Schenkel, as a Common Limited Partner





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                                  EXHIBIT "A"
                                     Assets

        All of the assets, rights and property of every kind, character and description, whether tangible or intangible, whether real, personal or mixed, whether accrued or contingent, and wherever located, constituting part of, principally utilized in or principally related to the Business as it shall exist on the Effective Time, including the assets of the Business as reflected on the July 26, 1997 Balance Sheet of Meadow Gold Dairies attached hereto (the "Balance Sheet") and including, without limitation, the following:

        (a) all cash and cash equivalents of the Business on hand and in banks or other financial institutions as of the Effective Time (including checks held in lock boxes or not yet cashed);

        (b) notes and accounts receivable principally relating to the Business;

        (c) all raw materials, supplies, work-in process, finished goods and other materials included in the inventory of the Business;

        (d) all real property and buildings and improvements thereon utilized in or relating to the Business, including, without limitation, all real property and buildings and improvements thereon listed or described in Schedule A-1 hereto;

        (e) all real estate leases and leasehold improvements utilized in or relating to the Business, including, without limitation, all real estate leases and leasehold improvements listed or described in Schedule A- 2 hereto;

        (f) all machinery, equipment, vehicles, furniture and other personal property utilized in or relating to the Business, including, without limitation, all machinery, equipment, vehicles, furniture and other personal property listed or described in Schedule A-3 hereto;

        (g) all personal property leases utilized in or relating to the Business, including, without limitation, all personal property leases described in Schedule A-4 hereto;

        (h) all contracts, licenses, agreements or understandings utilized in or relating to the Business, including, without limitation, all contracts, agreements or understandings listed or described in Schedule A-5 hereto;

        (i) all of Transferor's rights, claims or causes of action against third parties relating to the Assets or the Business arising out of transactions occurring prior to the Effective Time;





                               Exhibit A - Page 1
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        (j)     all United States and foreign trademarks, and trade names, service marks, patents, know-how, copyrights and other similar proprietary intellectual property rights (including any registration or any of the foregoing or applications for registration thereof ) in each case owned by or licensed to Holdings and its subsidiaries (other than Borden/Meadow Gold Dairies, Inc. and Borden/Meadow Gold Dairies Investments, Inc.);

        (k) all permits, licenses and other governmental authorizations which pertain to the Business;

        (l)     all computer software and data used by the Business;

        (m)     all of the goodwill associated with the Business or the Assets;
                and

        (n) all books and records relating to the Assets or the Business, whether in hard copy or computer format, used by the Business, including without limitation, sales and promotional literature, manuals, and data, sales and purchase correspondence, list of present and former suppliers, list of present and former customers, personnel and employee records, and any information relating to taxes imposed on the Business or the Assets.

Notwithstanding the foregoing, the Assets shall not include any assets, rights or properties that are not utilized in or related to the Business.





                               Exhibit A - Page 2
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                                  EXHIBIT "B"
                                Other Documents


1. Assignment and Assumption Agreement Relating to Stock Purchase and Merger Agreement, dated September 4, 1997, between Mid-Am and the Partnership.

2. Assignment and Assumption Agreement Relating to Master Customer Services Agreement and Insurance Matters Agreement, dated as of the Closing Date, between Mid-Am and the Partnership.

3. Sublease Agreement, dated as of the Closing Date, between Mid-Am and the Partnership.

4. Telephone Equipment Sublease Agreement, dated as of the Closing Date, between the Partnership and Mid-Am.

5. Trade Payables/Receivables Reconciliation Agreement between Borden Foods Corporation and the Partnership.





                               Exhibit B - Page 1